Effective as of
                                                                   July 20, 2007





                              AMENDED AND RESTATED

                       AGREEMENT AND DECLARATION OF TRUST
                       ----------------------------------
                                       OF

                            VANGUARD MONTGOMERY FUNDS

                           A DELAWARE STATUTORY TRUST





                          PRINCIPAL PLACE OF BUSINESS:

                             100 VANGUARD BOULEVARD
                           MALVERN, PENNSYLVANIA 19355

                                TABLE OF CONTENTS
                                -----------------
                                                                                                      Page
                                                                                                      ----
ARTICLE I. NAME AND DEFINITIONS..........................................................................1
     Section 1.      Name................................................................................1
     ----------      ----
     Section 2.      Definitions.........................................................................1
     ----------      -----------

ARTICLE II. PURPOSE OF TRUST.............................................................................3

ARTICLE III. SHARES......................................................................................3
     Section 1.      Division of Beneficial Interest.....................................................3
     ----------      -------------------------------
     Section 2.      Ownership of Shares.................................................................3
     ----------      -------------------
     Section 3.      Investments in the Trust............................................................4
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     Section 4.      Status of Shares and Limitation of Personal Liability...............................4
     ----------      -----------------------------------------------------
     Section 5.      Power of Board of Trustees to Change Provisions Relating to Shares..................4
     ----------      ------------------------------------------------------------------
     Section 6.      Establishment and Designation of Shares.............................................4
     ----------      ---------------------------------------

ARTICLE IV. THE BOARD OF TRUSTEES........................................................................6
     Section 1.      Number, Election and Tenure.........................................................6
     ----------      ---------------------------
     Section 2.      Effect of Death, Resignation, etc. of a Trustee.....................................7
     ----------      -----------------------------------------------
     Section 3.      Powers..............................................................................7
     ----------      ------
     Section 4.      Payment of Expenses by the Trust....................................................9
     ----------      --------------------------------
     Section 5.      Ownership of Assets of the Trust....................................................9
     ----------      --------------------------------
     Section 6.      Service Contracts..................................................................10
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ARTICLE V. SHAREHOLDERS' VOTING POWERS AND MEETINGS.....................................................11
     Section 1.      Voting Powers......................................................................11
     ----------      -------------
     Section 2.      Voting Power and Meetings..........................................................11
     ----------      -------------------------
     Section 3.      Quorum and Required Vote...........................................................11
     ----------      ------------------------
     Section 4.      Action by Written Consent..........................................................11
     ----------      -------------------------
     Section 5.      Record Dates.......................................................................12
     ----------      ------------

ARTICLE VI. NET ASSET VALUE, DISTRIBUTIONS, AND REDEMPTIONS.............................................12
     Section 1.      Determination of Net Asset Value, Net Income, and Distributions....................12
     ----------      ---------------------------------------------------------------
     Section 2.      Redemptions and Repurchases........................................................12
     ----------      ---------------------------
     Section 3.      Redemptions at the Option of the Trust.............................................12
     ----------      --------------------------------------
     Section 4.      Transfer of Shares.................................................................13
     ----------      ------------------

ARTICLE VII. COMPENSATION AND LIMITATION OF LIABILITY...................................................13
     Section 1.      Compensation of Trustees...........................................................13
     ----------      ------------------------
     Section 2.      Indemnification and Limitation of Liability........................................13
     ----------      -------------------------------------------
     Section 3.      Trustee's Good Faith Action, Expert Advice, No Bond or Surety......................13
     ----------      -------------------------------------------------------------
     Section 4.      Insurance..........................................................................13
     ----------      ----------

ARTICLE VIII. MISCELLANEOUS.............................................................................14
     Section 1.      Liability of Third Persons Dealing with Trustees...................................14
     ----------      ------------------------------------------------

     Section 2.      Termination of Trust or Series.....................................................14
     ----------      ------------------------------
     Section 3.      Merger and Consolidation...........................................................14
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     Section 4.      Amendments.........................................................................15
     ----------      ----------
     Section 5.      Filing of Copies, References, Headings.............................................15
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     Section 6.      Applicable Law.....................................................................16
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     Section 7.      Provisions in Conflict with Law or Regulations.....................................16
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     Section 8.      Statutory Trust Only...............................................................16
     ----------      --------------------
     Section 9.      Use of the Name "The Vanguard Group, Inc.".........................................16
     ----------      ------------------------------------------


                              AMENDED AND RESTATED

                       AGREEMENT AND DECLARATION OF TRUST

                                       OF

                            VANGUARD MONTGOMERY FUNDS


                  WHEREAS, THIS AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made as of July 20, 2007 for the purpose of continuing a Delaware statutory trust in accordance with the provisions hereinafter set forth.

                  WHEREAS, the Trust was formed under the Act upon the filing of a certificate of trust for the Trust with the Office of the Secretary of State of the State of Delaware on July 18, 2007 pursuant to the Initial Declaration of Trust;

                  WHEREAS, pursuant to the Initial Declaration of Trust, the Initial Trustee was authorized to appoint additional Trustees of the Trust;

                  WHEREAS, on July 20, 2007 the Initial Trustee appointed John J. Brennan, Charles D. Ellis, Rajiv L. Gupta, Amy Gutmann, JoAnn Heffernan Heisen, Andre F. Perold, Alfred M. Rankin, Jr. and J. Lawrence Wilson as Trustees of the Trust and each such person accepted such appointment;

                  WHEREAS, by Letter of Resignation of the Initial Trustee dated July 20, 2007 Heidi Stam did resign from her position as Initial Trustee and such resignation was accepted by each Trustee;

                  WHEREAS, the Initial Declaration of Trust provides that it may be amended by a written instrument signed or adopted by each person who at such time is a Trustee of the Trust;

                  WHEREAS, all of the persons who as of the date of this Declaration of Trust are Trustees of the Trust have signed this Declaration of Trust.

                  NOW, THEREFORE, the Trustees hereby agree that the Initial Declaration of Trust is hereby amended and restated in its entirety by this Declaration of Trust and the Trustees hereby declare that the Trustees will hold IN TRUST all cash, securities and other assets which the Trust now possesses or may hereafter acquire from time to time in any manner and manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders of Shares in this Trust.

                                   ARTICLE I.
                              Name and Definitions

                  Section 1. Name. This trust shall be known as "Vanguard
                  ---------- -----
Montgomery Funds" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

                  Section 2. Definitions.  Whenever  used herein,  unless
                  ---------- ------------
otherwise  required by the context or  specifically provided:

                  "1934 ACT" means the Securities Exchange Act of 1934 and the rules and regulations thereunder, all as amended from time to time. References herein to specific sections of the 1934 Act shall be deemed to include such rules and regulations as are applicable to such sections;

                  "1940 ACT" means the Investment Company Act of 1940 and the rules and regulations thereunder, all as amended from time to time. References herein to specific sections of the 1940 Act shall be deemed to include such rules and regulations as are applicable to such sections;

                  "ACT" has the meaning given to it in Section 6(a) of Article III of this Declaration of Trust.

                  "ADVISERS ACT" means the Investment Advisers Act of 1940 and the rules and regulations thereunder, all as amended from time to time. References herein to specific sections of the Advisers Act shall be deemed to include such rules and regulations as are applicable to such sections;

                  "BYLAWS" means the Bylaws of the Trust, as amended or restated from time to time;

                  "COMMISSION" or "SEC" means the U.S. Securities and Exchange Commission;

                  "DECLARATION OF TRUST" means this Agreement and Declaration of Trust, as amended or restated from time to time;

                  "INDEMNIFIED TRUSTEES" means each of the Initial Trustee and each Trustee, individually and not jointly.

                  "INITIAL DECLARATION OF TRUST" means the Agreement and Declaration of Trust of the Trust dated as of July 18, 2007 made by the Initial Trustee.

                  "INITIAL TRUSTEE" means Heidi Stam as the "Initial Trustee" party to the Initial Declaration of Trust.

                  "INTERESTED PERSON" has the meaning given it in Section 2(a)(19) of the 1940 Act;

                  "INVESTMENT ADVISER" or "ADVISER" has the meaning given to the term "investment adviser" by Section 202(a)(11) of the Advisers Act;

                  "PERSON" means and includes individuals, corporations, partnerships, limited liability companies, trusts, foundations, plans, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign;

                  "PRINCIPAL UNDERWRITER" has the meaning given to it in Section
(2)(a)(29) of the 1940 Act;

                  "SERIES" means each series of Shares established and designated under or in accordance with the provisions of Article III.

                  "SHARES" means the units of beneficial interest into which the beneficial interest of each Series of the Trust or class thereof shall be divided from time to time and includes fractions of Shares as well as whole Shares;

                  "SHAREHOLDER" means a record owner of outstanding Shares;

                  "TRUST" means the Delaware statutory trust established by this Declaration of Trust;

                  "TRUST PROPERTY" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust;

                  "TRUSTEE" means each of the persons who has signed this Declaration of Trust, so long as they continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed to serve on the Board of Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as Trustees hereunder; provided, however,
                                                           --------  -------
that the terms "Trustees" and "Trustee" shall neither refer to nor include the Initial Trustee.


                                  ARTICLE II.
                                Purpose of Trust

                  The purpose of the Trust is to conduct, operate and carry on the business of a management investment company registered as an investment company under the 1940 Act through one or more Series investing primarily in securities.


                                  ARTICLE III.
                                     Shares

                  Section 1. Division of Beneficial Interest. The beneficial
                  ---------- -------------------------------
interest in the Trust shall at all times be divided into an unlimited number of Shares, with a par value of $0.001 per Share. The Trustees may authorize the division of Shares into separate Series and the division of Series into separate classes of Shares. The different Series shall be established and designated, and the variations in the relative rights and preferences as between the different Series shall be fixed and determined, by the Trustees. If only one Series shall be established, the Shares shall have the rights and preferences provided for herein and in Article III, Section 6 hereof to the extent relevant and not otherwise provided for herein.

                  Subject to the provisions of Section 6 of this Article III, each Share shall have voting rights as provided in Article V hereof, and holders of the Shares of any Series shall be entitled to receive distributions or dividends, when, if and as declared with respect thereto in the manner provided in Article VI, Section 1 hereof. No Share shall have any priority or preference over any other Share of the same Series with respect to dividends or distributions of the Trust or otherwise. All dividends and distributions shall be made ratably among all Shareholders of a Series (or class) from the assets held with respect to such Series according to the number of Shares of such Series (or class) held of record by such Shareholders on the record date for any dividend or distribution or on the date of termination of the Trust, as the case may be. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or any Series. The Trustees may from time to time divide or combine the Shares of a Series into a greater or lesser number of Shares of such Series without thereby materially changing the proportionate beneficial interest of such Shares in the assets held with respect to that Series or materially affecting the rights of Shares of any other Series.

                  Section 2. Ownership of Shares. The ownership of Shares shall
                  ---------- -------------------
be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series. No certificates evidencing the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the transfer of Shares of each Series (or class) and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders of each Series and as to the number of Shares of each Series held from time to time by each Shareholder.

                  Section 3. Investments in the Trust. Investments may be
                  ---------- ------------------------
accepted by the Trust from such Persons, at such times, on such terms, and for such consideration as the Trustees from time to time may authorize. Each investment shall be credited to the Shareholder's account in the form of full and fractional Shares of the Trust, in such Series (or class) as the purchaser shall select, at the net asset value per Share next determined for such Series (or class) after receipt of the investment; provided, however, that the Trustees may, in their sole discretion, impose a sales charge or reimbursement fee upon investments in the Trust.

                  Section 4. Status of Shares and Limitation of Personal
                  ---------- -------------------------------------------
Liability. Shares shall be deemed to be personal property giving only the rights
---------
provided in this instrument and the Bylaws of the Trust. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof. The death of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but shall entitle such representative only to the rights of said deceased Shareholder under this Declaration of Trust. Ownership of Shares shall not entitle a Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners or joint venturers. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time agree to pay.

                  Section 5. Power of Board of Trustees to Change Provisions
                  ---------- -----------------------------------------------
Relating to Shares. Notwithstanding any other provision of this Declaration of
------------------
Trust to the contrary, and without limiting the power of the Trustees to amend this Declaration of Trust as provided elsewhere herein, the Trustees shall have the power to amend this Declaration of Trust, at any time and from time to time, in such manner as the Trustees may determine in their sole discretion, without the need for Shareholder action, so as to add, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust, provided that before adopting any such amendment without Shareholder approval the Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders and that Shareholder approval is not required by applicable law. If Shares have been issued, Shareholder approval shall be required to adopt any amendments to this Declaration of Trust which would adversely affect to a material degree the rights and preferences of the Shares of any Series (or class) or to increase or decrease the par value of the Shares of any Series (or class).

                  Section 6. Establishment and Designation of Shares. The
                  ---------- ---------------------------------------
establishment and designation of any Series (or class) of Shares shall be effective upon the adoption by a majority of the Trustees, of a resolution which sets forth such establishment and designation and the relative rights and preferences of such Series (or class). Each such resolution shall be incorporated herein by reference upon adoption.

                  Shares of each Series (or class) established pursuant to this
Section 6, unless otherwise provided in the resolution establishing such Series, shall have the following relative rights and preferences:

                  (a) Assets Held with Respect to a Particular Series. All
                      -----------------------------------------------
consideration received by the Trust for the issue or sale of Shares of a Series, including dividends and distributions paid by, and reinvested in, such Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets held with respect to" that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively, "General Assets"), the Trustees shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable, and any General Asset so allocated to a particular Series shall be held with respect to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes in absence of manifest error. In accordance with Section 3804(a) of the Delaware Statutory Trust Act, 12 Del. Code ss.ss. 3801 et seq., as amended from time to time (the "Act"), separate and distinct records shall be maintained for each Series and the assets held with respect to each Series shall be held in such separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the Trust or any other Series.

                  (b) Liabilities Held with Respect to a Particular Series. The
                      ----------------------------------------------------
assets of the Trust held with respect to each Series shall be charged with the liabilities of the Trust with respect to such Series and all expenses, costs, charges and reserves attributable to such Series, and any general liabilities of the Trust which are not readily identifiable as being held in respect of a Series shall be allocated and charged by the Trustees to and among any one or more Series in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges, and reserves so charged to a Series are herein referred to as "liabilities held with respect to" that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all Series for all purposes in absence of manifest error. All Persons who have extended credit which has been allocated to a particular Series, or who have a claim or contract which has been allocated to a Series, shall look exclusively to the assets held with respect to such Series for payment of such credit, claim, or contract. In the absence of an express agreement so limiting the claims of such creditors, claimants and contracting parties, each creditor, claimant and contracting party shall be deemed nevertheless to have agreed to such limitation unless an express provision to the contrary has been incorporated in the written contract or other document establishing the contractual relationship. In accordance with Section 3804(a) of the Act, without limitation of the provisions of this paragraph (b) relating to the allocation of any general liabilities of the Trust, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or any other Series and, except to the extent provided in this paragraph (b) above relating to the allocation of general liabilities of the Trust, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series shall be enforceable against the assets of such Series. Notice of the foregoing limitation on liabilities of a Series shall be set forth in the certificate of trust of the Trust (or in an amendment thereto) in accordance with Section 3804(a) of the Act prior to the establishment of more than one Series of the Trust.

                  (c) Dividends, Distributions, Redemptions, and Repurchases. No
                      ------------------------------------------------------
dividend or distribution including, without limitation, any distribution paid upon termination of the Trust or of any Series (or class) with respect to, or any redemption or repurchase of, the Shares of any Series (or class) shall be effected by the Trust other than from the assets held with respect to such Series, nor shall any Shareholder of any Series otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital and each such determination and allocation shall be conclusive and binding upon the Shareholders in absence of manifest error.

                  (d) Voting. All Shares of the Trust entitled to vote on a
                      ------
matter shall vote without differentiation between the separate Series on a one vote per each dollar (and a fractional vote for each fractional dollar) of the net asset value of each share (including fractional shares) basis; provided, however, if a matter to be voted on affects only the interests of certain Series (or class of a Series), then only the Shareholders of such affected Series (or class) shall be entitled to vote on the matter.

                  (e) Equality. All the Shares of each Series shall represent an
                      --------
equal proportionate undivided interest in the assets held with respect to such Series (subject to the liabilities of such Series and such rights and preferences as may have been established and designated with respect to classes of Shares within such Series), and each Share of a Series shall be equal to each other Share of such Series.

                  (f) Fractions. Any fractional Share of a Series shall have
                      ---------
proportionately all the rights and obligations of a whole share of such Series, including rights with respect to voting, receipt of dividends and distributions and redemption of Shares.

                  (g) Exchange Privilege. The Trustees shall have the authority
                      ------------------
to provide that the holders of Shares of any Series shall have the right to exchange such Shares for Shares of one or more other Series in accordance with such requirements and procedures as may be established by the Trustees.

                  (h) Combination of Series. The Trustees shall have the
                      ---------------------
authority, without the approval of the Shareholders of any Series unless otherwise required by applicable law, to combine the assets and liabilities held with respect to any two or more Series into assets and liabilities held with respect to a single Series.

                  (i) Elimination of Series. At any time that there are no
                      ---------------------
Shares outstanding of a Series (or class), the Trustees may abolish such Series (or class).


                                  ARTICLE IV.
                              The Board of Trustees

                  Section 1. Number, Election and Tenure. The number of Trustees
                  ---------- ---------------------------
constituting the Board of Trustees shall be fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the Trustees; provided, however, that the number of Trustees shall
                          --------  -------
in no event be less than one (1) nor more than fifteen (15). Subject to the requirements of Section 16(a) of the 1940 Act, the Board of Trustees, by action of a majority of the then Trustees at a duly constituted meeting, may fill vacancies in the Board of Trustees and remove Trustees with or without cause. Each Trustee shall serve during the continued term of the Trust until he or she dies, resigns, is declared bankrupt or incompetent by a court of competent jurisdiction, or is removed. Any Trustee may resign at any time by written instrument signed by him and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages or other payment on account of such removal. Any Trustee may be removed at any meeting of Shareholders by a vote of two thirds of the total combined net asset value of all Shares of the Trust issued and outstanding. A meeting of Shareholders for the purpose of electing or removing one or more Trustees may be called (i) by the Trustees upon their own vote, or (ii) upon the demand of Shareholders owning 10% or more of the Shares of the Trust in the aggregate.

                  Section 2. Effect of Death, Resignation, etc. of a Trustee.
                  ---------- -----------------------------------------------
The death, declination, resignation, retirement, removal, or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled as provided in Article IV, Section 1, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust.

                  Section 3. Powers. Subject to the provisions of this
                  ---------- ------
Declaration of Trust, the business of the Trust shall be managed by the Board of Trustees, and such Board shall have all powers necessary or convenient to carry out that responsibility including the power to engage in transactions of all kinds on behalf of the Trust. Trustees, in all instances, shall act as principals and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts, documents and instruments that they may consider desirable, necessary or appropriate in connection with the administration of the Trust. Without limiting the foregoing, the Trustees may: adopt, amend and repeal Bylaws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust; elect and remove such officers and appoint and terminate such agents as they consider appropriate; appoint from their own number and establish and terminate one or more committees consisting of two or more Trustees who may exercise the powers and authority of the Board of Trustees to the extent that the Trustees determine; employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank, retain a transfer agent or a shareholder servicing agent, or both; provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise; redeem, repurchase and transfer Shares pursuant to applicable law; set record dates for the determination of Shareholders with respect to various matters; declare and pay dividends and distributions to Shareholders of each Series from the assets of such Series; establish from time to time, in accordance with the provisions of Article III, Section 6 hereof, any Series of Shares, each such Series to operate as a separate and distinct investment medium and with separately defined investment objectives and policies and distinct investment purpose; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such administrator, custodian, transfer or shareholder servicing agent, Investment Adviser or Principal Underwriter. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees and unless otherwise specified herein or required by the 1940 Act or other applicable law, any action by the Board of Trustees shall be deemed effective if approved or taken by a majority of the Trustees then in office or a majority of any duly constituted committee of Trustees. Any action required or permitted to be taken at any meeting of the Board of Trustees, or any committee thereof, may be taken without a meeting if all members of the Board of Trustees or committee (as the case may be) consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Trustees, or committee, except as otherwise provided in the 1940 Act.

                  Without limiting the foregoing, the Trust shall have power and authority:

                  (a) To invest and reinvest cash and cash items, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, sell short, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of all types of securities, futures contracts and options thereon, forward currency contracts of every nature and kind, swap agreements, other derivatives, and all other investments of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, preferred stocks, negotiable or non negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers' acceptances, and other securities or investments of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality or organization, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in "when issued" contracts for any such securities, futures contracts and options thereon, forward currency contracts, swap agreements, other derivatives, and other investments, to change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments;

                  (b) To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series;

                  (c) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

                  (d) To exercise powers and right of subscription or otherwise which in any manner arise out of ownership of securities;

                  (e) To hold any security or property in a form not indicating that it is trust property, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise or to authorize the custodian or a subcustodian or a nominee or nominees to deposit the same in a securities depository, subject in each case to the applicable provisions of the 1940 Act;

                  (f) To consent to, or participate in, any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

                  (g) To join with other security holders in acting through a committee, depository, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depository or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depository or trustee as the Trustees shall deem proper;

                  (h) To litigate, compromise, arbitrate, settle or otherwise adjust claims in favor of or against the Trust or a Series, or any matter in controversy, including but not limited to claims for taxes;

                  (i) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

                  (j) To borrow funds or other property in the name of the Trust or Series exclusively for Trust purposes;

                  (k) To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

                  (l) To purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary, desirable or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, administrators, Investment Advisers, Principal Underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, Investment Adviser, Principal Underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability; and

                  (m) To adopt, establish and carry out pension, profit sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

                  The Trust shall not be limited to investing in obligations maturing before the possible termination of the Trust or one or more of its Series. The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

                  Section 4. Payment of Expenses by the Trust. Subject to the
                  ---------- --------------------------------
provisions of Article III, Section 6(b), the Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust or Series, or partly out of the principal and partly out of income, and to charge or allocate the same to, between or among such one or more of the Series that may be established or designated pursuant to Article III, Section 6, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or Series, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, administrators, Investment Advisers, Principal Underwriters, auditors, counsel, custodians, transfer agent, Shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

                  Section 5. Ownership of Assets of the Trust. Title to all of
                  ---------- --------------------------------
the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine. Upon the resignation, incompetency, bankruptcy, removal, or death of a Trustee he or she shall automatically cease to have any such title in any of the Trust Property, and the title of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered. The Trustees may determine that the Trust or the Trustees, acting for and on behalf of the Trust, shall be deemed to hold beneficial ownership of any income earned on the securities owned by the Trust, whether domestic or foreign.

                  Section 6. Service Contracts.
                  ---------- -----------------

                  (a) The Trustees may, at any time and from time to time, contract for exclusive or nonexclusive investment advisory, management and/or administrative services for the Trust or for any Series with any Person; and any such contract may contain such other terms as the Trustees may determine, including without limitation, authority for the Investment Adviser to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold, sold short, or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments, and such other responsibilities as may specifically be delegated to such Person.

                  (b) The Trustees may also, at any time and from time to time, contract with any Persons, appointing such Persons exclusive or nonexclusive distributor or Principal Underwriter for the Shares of one or more of the Series or other securities to be issued by the Trust. Every such contract may contain such other terms as the Trustees may determine.

                  (c) The Trustees are also empowered, at any time and from time to time, to contract with any Persons, appointing such Person(s) to serve as custodians, transfer agent and/or shareholder servicing agent for the Trust or one or more of its Series. Every such contract shall comply with such terms as may be required by the Trustees.

                  (d) The Trustees are further empowered, at any time and from time to time, to contract with any Persons to provide such other services to the Trust or one or more of the Series, as the Trustees determine to be in the best interests of the Trust and the applicable Series.

                  (e) The fact that:

                     (i) any of the Shareholders, Trustees, or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, Investment Adviser, Principal Underwriter, distributor, administrator or affiliate or agent of or for any Person with which an investment advisory, management or administration contract, or Principal Underwriter's or distributor's contract, or transfer, shareholder servicing or other type of servicing agents' contract may be made, or that

                     (ii) any Person with which an investment advisory, management or administration contract or Principal Underwriter's or distributor's contract, or transfer, shareholder servicing or other type of servicing agents' contract may be made also has an investment advisory, management or administration contract, or Principal Underwriter's or distributor's contract, or transfer, shareholder servicing or other servicing agents' contract, or has other business or interests with any other Person, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Shareholders; provided that approval of each such contract is made pursuant to
              --------
the applicable requirements of the 1940 Act.

                                   ARTICLE V.
                    Shareholders' Voting Powers and Meetings

                  Section 1. Voting Powers. Subject to the provisions of
                  ---------- -------------
Article III, Sections 5 and 6(d), the Shareholders shall have the right to vote only (i) for the election or removal of Trustees as provided in Article IV,
Section 1, and (ii) with respect to such additional matters relating to the Trust as may be required by the applicable provisions of the 1940 Act, including
Section 16(a) thereof, and (iii) on such other matters as the Trustees may consider necessary or desirable. Each Shareholder shall have one vote for each dollar (and a fractional vote for each fractional dollar) of the net asset value of each Share (including fractional Shares) held by such Shareholder on the record date on each matter submitted to a vote at a meeting of Shareholders. For purposes of this section, net asset value shall be determined pursuant to
Section 3 of Article VIII of the Trust's Bylaws as of the record date for such meeting set pursuant to Section 5 of such Bylaws. There shall be no cumulative voting in the election of Trustees. Votes may be made in person or by proxy. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

                  Section 2. Voting Power and Meetings. Meetings of the
                  ---------  -------------------------
Shareholders may be called by the Trustees for the purposes described in Section 1 of this Article V. A meeting of Shareholders may be held at any place designated by the Trustees. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by delivering personally or mailing such notice not more than ninety (90), nor less than ten (10) days before such meeting, postage prepaid, stating the time and place of the meeting, to each Shareholder at the Shareholder's address as it appears on the records of the Trust. Whenever notice of a meeting is required to be given to a Shareholder under this Declaration of Trust, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, or actual attendance at the meeting of Shareholders in person or by proxy, shall be deemed equivalent to such notice.

                  Section 3. Quorum and Required Vote. Except as otherwise
                  ---------- ------------------------
provided by the 1940 Act or in this Declaration of Trust, at any meeting of Shareholders, the presence in person or by proxy of the holders of record of Shares issued and outstanding and entitled to vote representing more than twenty-five percent of the total combined net asset value of all Shares issued and outstanding and entitled to vote shall constitute a quorum for the transaction of any business at the meeting. Any meeting of Shareholders may be adjourned from time to time by a majority of the votes properly cast upon the question of adjourning a meeting to another date and time, whether or not a quorum is present, and the meeting may be held as adjourned within a reasonable time after the date set for the original meeting without further notice. Subject to the provisions of Article III, Section 6(d) and the applicable provisions of the 1940 Act, when a quorum is present at any meeting, a majority vote of the combined net asset value of all Shares entitled to vote that are present in person or by proxy shall decide any questions, except only a plurality vote shall be necessary to elect Trustees.

                  Section 4. Action by Written Consent. Any action taken by
                  ---------- -------------------------
Shareholders may be taken without a meeting if all the holders of Shares entitled to vote on the matter are provided with not less than 7 days written notice thereof and written consent to the action is filed with the records of the meetings of Shareholders by the holders of the number of votes that would be required to approve the matter as provided in Article V, Section 3 (provided that any Shareholder that executes such a written consent shall be deemed to have waived the requirement of written notice thereof and, for the avoidance of doubt, there shall be no notice requirement with respect to any written consent executed by all Shareholders). Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

                  Section 5. Record Dates. For the purpose of determining the
                  ---------- ------------
Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, the Trustees may fix a time, which shall be not more than ninety (90) nor less than ten (10) days before the date of any meeting of Shareholders, as the record date for determining the Shareholders having the right to notice of and to vote at such meeting and any adjournment thereof, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date. For the purpose of determining the Shareholders who are entitled to receive payment of any dividend or of any other distribution, the Trustees may fix a date, which shall be before the date for the payment of such dividend or distribution, as the record date for determining the Shareholders having the right to receive such dividend or distribution. Nothing in this Section 5 shall be construed as precluding the Trustees from setting different record dates for different Series.


                                   ARTICLE VI.
                 Net Asset Value, Distributions, and Redemptions

                  Section 1. Determination of Net Asset Value, Net Income, and
                  ---------- -------------------------------------------------
Distributions. Subject to Article III, Section 6 hereof, the Trustees, in their
-------------
absolute discretion, may prescribe and shall set forth in the Bylaws or in a duly adopted resolution of the Trustees such bases and time for determining the per Share net asset value of the Shares of any Series and the declaration and payment of dividends and distributions on the Shares of any Series, as they may deem necessary or desirable.

                  Section 2. Redemptions and Repurchases. The Trust shall
                  ---------- ---------------------------
purchase such Shares as are offered by any Shareholder for redemption, upon receipt by the Trust or a Person designated by the Trust of a request in proper form that the Trust redeem such Shares or in accordance with such other procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof, in accordance with the Bylaws, the applicable provisions of the 1940 Act and any duly adopted resolution of the Trustees pursuant to Article VI, Section 1 hereof. Payment for such Shares shall be made by the Trust to the Shareholder within seven days after the date on which the request for redemption is received in proper form. The obligation set forth in this Section 2 is subject to the provision that in the event that any time the New York Stock Exchange (the "Exchange") is closed for other than weekends, or holidays, or if permitted by the Rules of the Commission during periods when trading on the Exchange is restricted or during any emergency which makes it impracticable for the Trust to dispose of the investments of the applicable Series or to determine fairly the value of the net assets held with respect to such Series or during any other period permitted by order of the Commission for the protection of investors, such obligations may be suspended or postponed by the Trustees.

                  The redemption price may in any case or cases be paid in cash or wholly or partly in kind in accordance with Rule18f-1 under the 1940 Act if the Trustees determine that such payment is advisable in the interest of the remaining Shareholders of the Series of which the Shares are being redeemed. Subject to the foregoing, the selection and quantity of securities or other property so paid or delivered as all or part of the redemption price shall be determined by or under authority of the Trustees. In no case shall the Trust be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.

                  Section 3. Redemptions at the Option of the Trust. The Trust
                  ---------- --------------------------------------
shall have the right, at its option, upon 30 days notice to the affected Shareholder at any time to redeem Shares of any Shareholder at the net asset value thereof as described in Section 1 of this Article VI: (i) if at such time such Shareholder owns Shares of any Series having an aggregate net asset value of less than a minimum value determined from time to time by the Trustees; or
(ii) to the extent that such Shareholder owns

Shares of a Series equal to or in excess of a maximum percentage of the outstanding Shares of such Series determined from time to time by the Trustees; or (iii) to the extent that such Shareholder owns Shares equal to or in excess of a maximum percentage, determined from time to time by the Trustees, of the outstanding Shares of the Trust.

                  Section 4. Transfer of Shares. The Trust shall transfer shares
                  ---------- ------------------
held of record by any Person to any other Person upon receipt by the Trust or a Person designated by the Trust of a written request therefor in such form and pursuant to such procedures as may be approved by the Trustees.


                                  ARTICLE VII.
                    Compensation and Limitation of Liability

                  Section 1. Compensation of Trustees. The Trustees as such
                  ---------- ------------------------
shall be entitled to reasonable compensation from the Trust, and they may fix the amount of such compensation from time to time. Nothing herein shall in any way prevent the employment of any Trustee to provide investment advisory, management, legal, accounting, investment banking or other services to the Trust and to be specially compensated for such services by the Trust.

                  Section 2. Indemnification and Limitation of Liability. No
                  ---------- -------------------------------------------
Indemnified Trustee shall be responsible or liable in any event for any neglect or wrong doing of any officer, agent, employee, Investment Adviser or Principal Underwriter of the Trust or of any Series, nor shall any Indemnified Trustee be responsible for the act or omission of any other Indemnified Trustee, and, subject to the provisions of the Bylaws, the Trust out of its assets shall indemnify and hold harmless each Indemnified Trustee and every officer of the Trust from and against any and all claims, demands, costs, losses, expenses, and damages whatsoever arising out of or related to such Indemnified Trustee's or officer's performance of his, her or its duties as an Indemnified Trustee or officer of the Trust; provided, however, that nothing herein contained shall
                      --------  -------
indemnify, hold harmless or protect an Indemnified Trustee or officer of the Trust from or against any liability to the Trust or any Shareholder to which he, she or it would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his, her or its office.

                  Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or the Indemnified Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his or her capacity as an Indemnified Trustee, and such Indemnified Trustees shall not be personally liable thereon.

                  Section 3. Trustee's Good Faith Action, Expert Advice, No Bond
                  ---------- ---------------------------------------------------
or Surety. The exercise by the Indemnified Trustees of their powers hereunder
---------
shall be binding upon everyone interested in or dealing with the Trust. Each Indemnified Trustee shall be liable to the Trust and to any Shareholder solely for his, her or its own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of such Indemnified Trustee, and shall not be liable for errors of judgment or mistakes of fact or law. The Indemnified Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice nor for failing to follow such advice. No Indemnified Trustee shall be required to give any bond as such, nor any surety if a bond is required.

                  Section 4. Insurance. The Indemnified Trustees shall be
                  ---------- ---------
entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by the Indemnified Trustee or officer of the

Trust in connection with any claim, action, suit or proceeding in which he, she or it becomes involved by virtue of his, her or its capacity or former capacity with the Trust, whether or not the Trust would have the power to indemnify him, her or it against such liability under the provisions of this Article VII.


                                  ARTICLE VIII.
                                  Miscellaneous

                  Section 1. Liability of Third Persons Dealing with Trustees.
                  ---------- ------------------------------------------------
No Person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

                  Section 2. Termination of Trust or Series. Unless terminated
                  ---------- ------------------------------
as provided herein, the term of the Trust shall be perpetual and the Trust shall continue without limitation of time. The Trust may be dissolved at any time by the Trustees upon 60 days prior written notice to the Shareholders. Any Series or class thereof may be dissolved at any time by the Trustees upon 60 days prior written notice to the Shareholders of that Series or class.

                  Upon dissolution of the Trust (or any Series, as the case may be), after paying or otherwise providing for all charges, taxes, expenses and liabilities held, severally, with respect to each Series (or the applicable Series, as the case may be), whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets held, severally, with respect to each Series (or the applicable Series, as the case may be), to distributable form in cash or shares or other securities, and any combination thereof, and distribute the proceeds held with respect to each Series (or the applicable Series, as the case may be), to the Shareholders of that Series, as a Series, ratably according to the number of Shares of that Series held by the several Shareholders on the date of dissolution. Upon the completion of the liquidation and winding-up of the Trust as herein provided, the certificate of trust of the Trust shall be cancelled by the filing of a certificate of cancellation in accordance with the Act which certificate of cancellation may be executed by any one Trustee.

                  Section 3. Merger and Consolidation.
                  ---------- ------------------------

                  (a) Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, (i) cause the Trust to convert or merge, reorganize or consolidate with or into one or more trusts, partnerships, limited liability companies, associations, corporations or other business entities (or a series of any of the foregoing to the extent permitted by law) (including trusts, partnerships, limited liability companies, associations, corporations or other business entities created by the Trustees to accomplish such conversion, merger, reorganization or consolidation) so long as the surviving or resulting entity is an open-end management investment company under the 1940 Act, or is a series thereof, to the extent permitted by law, and that, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such conversion, merger, reorganization or consolidation, may succeed to or assume the Trust's registration under the 1940 Act and that, in any case, is formed, organized or existing under the laws of the United States or of a state, commonwealth, possession or colony of the United States, (ii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, (iii) cause the Trust to incorporate under the laws of a state, commonwealth, possession or colony of the United States (iv) sell or convey all or substantially all of the assets of the Trust or any Series or Class to another Series or Class of the Trust or to another trust, partnership, limited liability company, association, corporation or other business entity (or a series of any of the foregoing to the extent permitted by law) (including a trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance), organized under the laws of the United States or of any state, commonwealth, possession or colony of the United States so long as such trust, partnership, limited liability company, association, corporation or other business entity is an open-end management investment company under the 1940 Act and, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance, may succeed to or assume the Trust's registration under the 1940 Act, for adequate consideration as determined by the Trustees which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent of the Trust or any affected Series or Class, and which may include Shares of such other Series or Class of the Trust or shares of beneficial interest, stock or other ownership interest of such trust, partnership, limited liability company, association, corporation or other business entity (or series thereof) or (v) at any time sell or convert into money all or any part of the assets of the Trust or any Series or Class thereof. Any agreement of merger, reorganization, consolidation or conversion or exchange or certificate of merger, certificate of conversion or other applicable certificate may be signed by a majority of the Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

                  (b) Pursuant to and in accordance with the provisions of
Section 3815(f) of the Act, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 3 may effect any amendment to this Declaration of Trust or effect the adoption of a new governing instrument of the Trust if the Trust is the surviving or resulting entity in the merger or consolidation.

                  (c) Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, invest all or a portion of the Trust Property of any Series, or dispose of all or a portion of the Trust Property of any Series, and invest the proceeds of such disposition in interests issued by one or more other investment companies registered under the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of the State of Delaware or any other state or jurisdiction) (or subtrust thereof) which is classified as a partnership for federal income tax purposes. Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, cause a Series that is organized in the master/feeder fund structure to withdraw or redeem its Trust Property from the master fund and cause such Series to invest its Trust Property directly in securities and other financial instruments or in another master fund.

                  Section 4. Amendments. This Declaration of Trust may be
                  ---------- ----------
restated and/or amended at any time by an instrument in writing signed by a majority of the Trustees then holding office. Any such restatement and/or amendment hereto shall be effective immediately upon execution and approval. The Certificate of Trust of the Trust may be restated and/or amended by a similar procedure, and any such restatement and/or amendment shall be effective immediately upon filing with the Office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein. Notwithstanding anything to the contrary in this Section 4, this Declaration of Trust may not be amended in any way that adversely affects the rights or obligations of the Initial Trustee without the prior written consent of the Initial Trustee.

                  Section 5. Filing of Copies, References, Headings. The
                  ---------- --------------------------------------
original or a copy of this instrument and of each restatement and/or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such restatements and/or amendments. In this instrument and in any such restatements and/or amendment, references to this instrument, and all expressions like "herein," "hereof" and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such restatements and/or amendments. Use of the term "including" shall be construed as "including, but not limited to". Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

                  Section 6. Applicable Law. This Declaration of Trust is
                  ---------- --------------
created under and is to be governed by and construed and administered according to the laws of the State of Delaware including the Act. The Trust shall be a Delaware statutory trust pursuant to such Act, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a statutory trust.

                  Section 7. Provisions in Conflict with Law or Regulations. The
                  ---------- ----------------------------------------------
provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986, as amended or replaced from time to time, or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration of Trust; provided,
                                                               --------
however, that such determination shall not affect any of the remaining
-------
provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

                  (a) If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

                  Section 8. Statutory Trust Only. It is the intention of the
                  ---------- --------------------
Trustees to create a statutory trust pursuant to the Act, and thereby to create only the relationship of trustee and beneficial owners within the meaning of such Act between the Trustees and each Shareholder. It is not the intention of the Trustees to create a general partnership, limited partnership, limited liability company, joint stock association, corporation, bailment, joint venture, or any form of legal relationship other than a statutory trust pursuant to such Act. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

                  Section 9. Use of the Name "The Vanguard Group, Inc.". The
                  ---------- ------------------------------------------
name "The Vanguard Group, Inc." and any variants thereof and all rights to the use of the name "The Vanguard Group, Inc." or any variants thereof shall be the sole and exclusive property of The Vanguard Group, Inc. ("VGI"). VGI has permitted the use by the Trust of the identifying word "Vanguard" and the use of the name "Vanguard" as part of the name of the Trust and the name of any Series of Shares. Upon the Trust's withdrawal from the Amended and Restated Funds' Service Agreement among the Trust, the other investment companies within the Vanguard Group of Investment Companies and VGI, and upon the written request of VGI, the Trust and any Series of Shares thereof shall cease to use or in any way to refer to itself as related to "The Vanguard Group, Inc." or any variant thereof.

          IN WITNESS WHEREOF, the Trustees named below do hereby make and enter into this Amended and Restated Agreement and Declaration of Trust as of the 20th day of July, 2007.

          For and on behalf of Vanguard Montgomery Funds.

          NAME                                            TITLE
          ----

--------------------------                Chairman, Chief Executive Officer, and
John J. Brennan                           Trustee


--------------------------
Charles D. Ellis                          Trustee


--------------------------
Rajiv L. Gupta                            Trustee


--------------------------
Amy Gutmann                               Trustee


--------------------------
JoAnn Heffernan Heisen                    Trustee


--------------------------
Andre F. Perold                           Trustee


--------------------------
Alfred M. Rankin, Jr.                     Trustee


--------------------------
J. Lawrence Wilson                        Trustee


                 THE PRINCIPAL PLACE OF BUSINESS OF THE TRUST IS
                             100 Vanguard Boulevard
                                Malvern, PA 19355